UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2009

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e) — Separation Agreement

On April 9, 2009, Asset Acceptance Capital Corp. (the “Company”) entered into a separation agreement with its former Vice President – Strategy and Analysis, J. Christopher Lee, in connection with the termination of Mr. Lee’s employment with the Company, as previously reported. Under the agreement Mr. Lee will receive a lump sum payment of $67,833 (minus normal withholdings and taxes), certain mileage reimbursements, and payment for any earned but unused paid time-off. Pursuant to the agreement, Mr. Lee released the Company from any and all claims or liabilities, including for any other amounts owed by the Company to him. Mr. Lee will remain obligated to continue to keep the Company’s confidential information confidential pursuant to the non-disclosure agreement that he entered into with the Company during his employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 15, 2009	Asset Acceptance Capital Corp.

	By:	/s/ E.L. Herbert
	Name:	E.L. Herbert
	Title:	Vice President-General Counsel